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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 of our report dated October 31, 1996, on our audits of the financial statements of Aastrom Biosciences, Inc. We also consent to the reference to our firm under the caption "Experts."


                                     /s/ COOPERS & LYBRAND L.L.P.

Detroit, Michigan
October 31, 1996